Exhibit 10.2

Performance Units
2010 PERFORMANCE UNIT AGREEMENT
          This 2010 Performance Unit Agreement (this “Agreement”) is between Oceaneering international, inc. (the “Company”) and                                          (the “Participant”), an employee of the Company or one of its Subsidiaries, regarding an award (“2010 Performance Award”) of                      units (“Performance Units”), each representing an initial notional value of $100.00, under the 2005 Incentive plan of oceaneering international, inc. (the “Plan”), awarded to the Participant effective February 19, 2010 (the “Award Date”), and subject to the following terms and conditions:
     1. Relationship to Plan. This Award is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof. Except as defined or otherwise specifically provided herein, capitalized terms shall have the same meanings ascribed to them under the Plan.
     2. Vesting.
     (a) The 2010 Performance Award hereby granted shall become vested in full on the third anniversary of the Award Date, provided the Participant is in Service on such anniversary date.
     (b) Performance Units subject to this 2010 Performance Award shall vest, irrespective of the provisions set forth in Subparagraph (a) above, provided that the Participant has been in continuous Service from the Award Date until the December 15th following the later of (i) the Award Date, and (ii) his attainment of Retirement Age, in the following amounts provided the Participant is in Service on the applicable December 15th:
     (i) if such December 15th occurs within one year following the Award Date, on such December 15th, one-third of the 2010 Performance Award shall be thereupon vested and an additional one-third of the 2010 Performance Award shall vest on each of the two subsequent anniversaries of such December 15th;
     (ii) if such December 15th occurs between one and two years following the Award Date, on such December 15th, two-thirds of the 2010 Performance Award shall thereupon be vested and an additional one-third of the 2010 Performance Award shall vest on the subsequent anniversary of such December 15th; and
     (iii) if such December 15th occurs between two and three years following the Award Date, on such December 15th, the entire 2010 Performance Award shall thereupon be vested.

     (c) All Performance Units subject to this 2010 Performance Award shall vest, irrespective of the provisions set forth in Subparagraphs (a) or (b) above, provided that the Participant has been in continuous Service since the Award Date, upon the earliest to occur of the applicable of the following:
     (i) the date that the Company or any successor to the Company terminates the Participant’s employment with the Company and its Subsidiaries for any reason on or after a Change of Control;
     (ii) the date that the Participant’s employment with the Company and its Subsidiaries is terminated after the Participant’s aggregate value of total annual compensation (including salary, bonuses, long and short-term incentives, deferred compensation and award of stock options, as well as all other benefits in force on the date immediately prior to a Change of Control) as an employee of the Company or one of its Subsidiaries is reduced to a value that is ninety-five percent (95%) or less of the value thereof on the date immediately prior to the Change of Control, or the Participant’s scope of work responsibility as an employee of the Company or one of its Subsidiaries is materially reduced from that existing on the date immediately prior to the Change of Control, or the Participant as an employee of the Company or one of its Subsidiaries is requested to relocate more than 25 miles from his place of Service with the Company on the date immediately prior to the Change of Control, in each case, on or after a Change of Control;
      (iii) a Change of Control if the Participant is then a Nonemployee Director; or
      (iv) the Participant’s termination of Service by reason of Disability or death.
     (d) For purposes of this Agreement:
     (i) “Change of Control” means:
     (A) any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s outstanding Voting Securities, other than through the purchase of Voting Securities directly from the Company through a private placement; or
     (B) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Directors comprising the Incumbent Board shall from and after such election be deemed to be a member of the Incumbent Board; or

     (C) the Company is merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than 60% of the outstanding Voting Securities of the surviving or resulting corporation or entity shall then be owned by the former shareholders of the Company; or
     (D) a tender offer or exchange offer is made and consummated by a Person other than the Company for the ownership of 20% or more of the Voting Securities of the Company then outstanding; or
     (E) all or substantially all of the assets of the Company are sold or transferred to a Person as to which:
     (1) the Incumbent Board does not have authority (whether by law or contract) to directly control the use or further disposition of such assets; and
     (2) the financial results of the Company and such Person are not consolidated for financial reporting purposes.
     (F) Anything else in this definition to the contrary notwithstanding:
     (1) no Change of Control shall be deemed to have occurred by virtue of any transaction which results in the Participant, or a group of Persons which includes the Participant, acquiring more than 20% of either the combined voting power of the Company’s outstanding Voting Securities or the Voting Securities of any other corporation or entity which acquires all or substantially all of the assets of the Company, whether by way of merger, consolidation, sale of such assets or otherwise; and
     (2) no Change of Control shall be deemed to have occurred unless such event constitutes an event specified in Code Section 409A(2)(A)(v) and the Treasury regulations promulgated thereunder.
     (ii) “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The Participant’s inability and its anticipated duration shall be determined solely by a medical physician of the Participant’s choice to be approved by the Company, which approval shall not be unreasonably withheld.
     (iii) “Service” means (a) employment with the Company or any of its Subsidiaries and (b) service as a nonemployee member of the board of directors of the Company (“Nonemployee Director”).

     (iv) “Person” means, any individual, corporation, partnership, group, association or other “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the related rules and regulations promulgated thereunder.
     (v) “Retirement Age” means the earlier to occur of:
(A)	age 65 or more, or

(B)	age 60 or more with at least 15 years of continuous Service, provided that the Participant has remained in Service until the earlier to occur of (A) or (B).
     (vi) “Voting Securities” means, with respect to any corporation or other business enterprise, those securities, which under ordinary circumstances are entitled to vote for the election of directors or others charged with comparable duties under applicable law.
     3. Forfeiture of 2010 Performance Award. If the Participant’s Service terminates under any circumstances (except those provided in Paragraph 2 of this Agreement or in any other written agreement between the Participant and the Company which provides for vesting of Performance Units granted hereby), all unvested Performance Units as of the termination date shall be forfeited.
     4. Determination of Final Value of Performance Units. The Committee shall, as soon as practicable after the close of the 2010-2012 Performance Period, determine the final value of each Performance Unit granted hereunder in accordance with the 2010 Performance Award: Goals and Measures (a copy of which has been furnished to the Participant). Such final value may range from $0 to $150.
     5. Settlement and Payment. Settlement of all 2010 Performance Awards will be made by payment in cash.
     (a) Third Anniversary, Attainment of Retirement Age, Termination After Disability or Death. Payment of vested 2010 Performance Awards that vest by reason of Subparagraphs 2(a), (b) or (c)(iii) of this Agreement shall be made as soon as administratively practicable after the close of the 2010-2012 Performance Period. In no event shall such payment be made later than the 15th day of the third calendar month of the year following the year in which the third anniversary of the Award Date occurs. Any payment made pursuant to this Subparagraph 5(a) will be made based on the actual attainment of the Performance Goals.
     (b) Change of Control. Payment of vested 2010 Performance Awards that vest by reason of Subparagraph 2(a) after a Change of Control has occurred shall be made as soon as administratively practicable after the close of the 2010-2012 Performance Period. Payment of vested Performance Awards that vest; (i) in accordance with Subparagraph 2(b) to a Participant who has attained Retirement Age at any time and who then terminates Service after a Change of Control; (ii) upon termination as contemplated by Subparagraph 2(c)(i) or Subparagraph 2(c)(ii) of this Agreement; (iii) upon a Change of Control if Subparagraph 2(c)(iii) of this Agreement is applicable; or

(iv) upon termination as described in Subparagraph 2(c)(iv) after a Change of Control, shall be made as soon as administratively practicable after termination occurs, provided that in the case of a specified employee who vests in accordance with clause (i) such payment shall be paid six months after termination. Payment of vested Performance Awards that vest (i) in accordance with Subparagraph 2(b) to a Participant who had attained Retirement Age at any time and who then terminated Service prior to a Change of Control, or (ii) upon termination as described in Subparagraph 2(c)(iv) prior to a Change of Control, shall be made as soon administratively practicable after a Change of Control occurs. Any payment made pursuant to this Subparagraph 5(b) will be made as if each Performance Goal had been satisfied at the Target level, with no reduction for such payment date occurring prior to the close of the 2010-2012 Performance Period.
     6. Notices. Unless the Company notifies the Participant in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement or the Plan shall be in writing addressed to the Corporate Secretary of the Company and shall be: (a) by registered or certified United States mail, postage prepaid, to 11911 FM 529, Houston, Texas 77041-3011; or (b) by hand delivery or otherwise to 11911 FM 529, Houston, Texas 77041-3011. Any such notice shall be deemed effectively delivered or given upon receipt.
          Notwithstanding the foregoing, in the event that the address of the Company’s principal executive offices is changed prior to the date of any settlement of this 2010 Performance Award, notices shall instead be made pursuant to the foregoing provisions at the then current address of the Company’s principal executive offices.
          Any notice or other communication to the Participant with respect to this Agreement or the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices mailed by the Company to the Participant, five days after deposit in the United States mail, postage prepaid, addressed to the Participant at the address specified at the end of this Agreement or at such other address as the Participant hereafter designates by written notice to the Company.
     7. Assignment of 2010 Performance Award. Except as otherwise permitted by the Committee and as provided in the immediately following paragraph, the Participant’s rights under the Plan and this Agreement are personal, and no assignment or transfer of the Participant’s rights under and interest in this 2010 Performance Award may be made by the Participant other than by a domestic relations order. This 2010 Performance Award is payable during his lifetime only to the Participant, or in the case of the Participant being mentally incapacitated, this 2010 Performance Award shall be payable to his guardian or legal representative.
          The Participant may designate a beneficiary or beneficiaries (the “Beneficiary”) to whom the 2010 Performance Award under this Agreement, if any, will pass upon the Participant’s death and may change such designation from time to time by filing with the Company a written designation of Beneficiary on the form attached hereto as Exhibit A, or such other form as may be prescribed by the Committee; provided that no such designation shall be effective unless so filed prior to the death of the Participant and no such designation shall be effective as of a date prior to receipt by the Company. The Participant may change his Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation that the Company receives in accordance with the foregoing provisions will be controlling. Following the Participant’s death, the 2010

Performance Award, if any, will pass to the designated Beneficiary and such person will be deemed the Participant for purposes of any applicable provisions of this Agreement. If no such designation is made or if the designated Beneficiary does not survive the Participant’s death, the 2010 Performance Award shall pass by will or, if none, then by the laws of descent and distribution.
     8. Withholding. The Company’s obligations under this Agreement shall be subject to the satisfaction of all applicable withholding requirements including those related to federal, state and local income and Service taxes (the “Required Withholding”). The Company may withhold an appropriate amount of cash necessary to satisfy the Participant’s Required Withholding, and deliver the remaining amount of cash to the Participant, unless the Participant has made arrangements with the consent of the Company for the Participant to deliver to the Company cash, check, other available funds or shares of previously owned Common Stock for the full amount of the Required Withholding by 5:00 p.m. Central Standard Time on the date an amount is included in the income of the Participant. The amount of the Required Withholding and the number of shares to satisfy the Participant’s Required Withholding shall be based on the Fair Market Value of the shares on the date prior to the applicable date of income inclusion.
     9. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted in Paragraph 7 of this Agreement.
     10. No Service Guaranteed. No provision of this Agreement shall confer any right upon the Participant to continued Service with the Company or any Subsidiary.
     11. Qualified Performance Awards. The Performance Units and the related 2010 Performance Award granted hereunder are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code. The Committee shall take such action as necessary to so qualify such 2010 Performance Award under the provisions of Section 162(m) and the related regulations and Treasury pronouncements. No action taken to comply with Section 162(m) shall be deemed to impair a benefit under this Agreement.
     12. Code Section 409A Compliance. If any provision of this Agreement would result in the imposition of an additional tax under Code Section 409A and related regulations and Treasury pronouncements (“Section 409A”), that provision will be reformed to avoid imposition of the additional tax, including that any Award subject to Section 409A held by a specified employee that is settled by reason of termination of employment (other than death) shall be delayed in payment until the expiration of six months, and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award. This Award is intended to comply with or be exempt from Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted consistent with such intent.
     13. Participant Limit. The 2010 Performance Award made hereunder shall not be in an amount greater than $5,000,000 for any Participant.

     14. Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas, excluding any choice of law provision thereof that would result in the application of the laws of any other jurisdiction.
     15. Amendment. Except as set forth herein, this Agreement cannot be modified, altered or amended except by an agreement, in writing, signed by both the Company and the Participant.

OCEANEERING INTERNATIONAL, INC.
Award Date: February 19, 2010	By:

          The Participant hereby accepts the foregoing 2010 Performance Unit Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

PARTICIPANT:

Date:

Participant’s Address:

Exhibit A to 2010 Performance Unit
Agreement
Designation of Beneficiary
          I,                                                                                     (“Participant”), hereby declare that upon my death,                                                                                                            (the “Beneficiary”) of                                                                                                                              (address), who is my                                                              (relationship), will be entitled to the 2010 Performance Award which may become payable under the Plan and all other rights accorded the Participant under the Participant’s 2010 Performance Unit Agreement (capitalized terms used but not defined herein have the respective meanings assigned to them in such agreement).
          It is understood that this designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated therein, including the Beneficiary’s survival of Participant. If any such condition is not satisfied, such rights shall devolve according to the Participant’s last will and testament, or if none, then the laws of descent and distribution.
          It is further understood that all prior designations of beneficiary under the Agreement are hereby revoked upon the filing of this designation with the Company. This designation of Beneficiary may only be revoked in writing, signed by the Participant, and filed with the Corporate Secretary of the Company prior to the Participant’s death.

Participant

Date